EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Scott Epperson, certify that:

1.  I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the GS Mortgage Securities Trust 2012-GCJ9 (the “Exchange Act periodic reports”);

2.  Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.  Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4.  Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5.  All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, U.S. Bank National Association, as Trustee prior to October 17, 2022, U.S. Bank Trust Company, National Association, as Trustee on and after October 17, 2022, U.S. Bank National Association, as Certificate Administrator prior to October 17, 2022, U.S. Bank Trust Company, National Association, as Certificate Administrator on and after October 17, 2022, U.S. Bank National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Wells Fargo Bank, National Association, as Primary Servicer for the Miami Center Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Miami Center Mortgage Loan, U.S. Bank National Association, as Trustee for the Miami Center Mortgage Loan prior to December 5, 2022, U.S. Bank Trust Company, National Association, as Trustee for the Miami Center Mortgage Loan on and after December 5, 2022, Citibank, N.A., as Custodian for the Miami Center Mortgage Loan, Situs Holdings, LLC, as Operating Advisor for the Miami Center Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Miami Center Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Miami Center Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Gansevoort Park Avenue Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Gansevoort Park Avenue Mortgage Loan, U.S. Bank National Association, as Trustee for the Gansevoort Park Avenue Mortgage Loan prior to December 5, 2022, U.S. Bank Trust Company, National Association, as Trustee for the Gansevoort Park Avenue Mortgage Loan on and after December 5, 2022, Citibank, N.A., as Custodian for the Gansevoort Park Avenue Mortgage Loan, Situs Holdings, LLC, as Operating Advisor for the Gansevoort Park Avenue Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Gansevoort Park Avenue Mortgage Loan, and U.S. Bank National Association, as Servicing Function Participant for the Gansevoort Park Avenue Mortgage Loan.

Dated: March 27, 2023

/s/ Scott Epperson

Scott Epperson

Chief Executive Officer

(senior officer in charge of securitization of the depositor)